Exhibit 5.1

Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam THE NETHERLANDS	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date 4 May 2016

Wright Medical Group N.V. – Registration Statement on Form S-3

Ladies and Gentlemen,

(1)	We have acted as legal counsel to Wright Medical Group N.V. (the “Company”), with respect to matters of Netherlands law, in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), with the United States Securities and Exchange Commission. The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the issuance, offer and sale by the Company, or certain shareholders of the Company to be identified in one or more Prospectus Supplements, from time to time of:

(a)	ordinary shares in the capital of the Company, each with a par value €0.03 (the “Ordinary Shares” and each an “Ordinary Share”);

(b)	one of more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.5 to the Registration Statement) and one or more supplemental indentures thereto (such indenture together with the supplemental indenture, the “Applicable Indenture”);

(c)	warrants to purchase Debt Securities or Ordinary Shares (“Warrants”), such Warrants to be granted under a separate warrant agreement (“Warrant Agreement”);

(d)	senior or subordinated guarantees for the benefit of holders of specified underlying securities (“Guarantees”), such Guarantees to be issued under a separate guarantee agreement (“Guarantee Agreement”); and

(e)	units consisting of two or more of the Securities (as defined below) (“Units”), such Units to be issued under a separate unit agreement (“Unit Agreement”).

(2)	The Applicable Indenture, the Warrant Agreement, the Guarantee Agreement and the Unit Agreement hereinafter collectively to be referred to as the “Agreements” and each an “Agreement”. Warrants may be exercisable in whole or in part in Ordinary Shares (“Warrant Shares”). Units may include in whole or in part Ordinary Shares (“Unit Shares”). The Debt Securities, Ordinary Shares, Warrants, Guarantees and Units, plus any additional Debt Securities, Ordinary Shares, Warrants, Guarantees and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the United States Securities and Exchange Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities”, and each a “Security”.

The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements to the Prospectus contained in the Registration Statement.

(3)	For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the “Extract”); and

(d)	the deed of incorporation of the Company dated 23 June 2006 and the Company’s articles of association (statuten) as lastly amended on 1 October 2015, which according to the Extract are the articles of association of the Company as currently in force.

References to the Civil Code, the Bankruptcy Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, and such other Codes or Acts of the Netherlands, as amended. In this opinion, “the Netherlands” refers to the European part of the Kingdom of the Netherlands and “EU” refers to the European Union.

(4)	In rendering this opinion we have assumed:

(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at this date, and have through the date hereof, remained accurate and in full force and effect without modifications;

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(b)	(i) the power, capacity and authority of all parties to enter into and execute each of the Agreements; (ii) that each of the Agreements will be duly authorised by all parties thereto; and (iii) that each of the Agreements will be validly executed and delivered (where such concept is legally relevant) by each of the parties thereto (including but not limited to the Company) under all applicable laws, including the laws by which each of the Agreements are expressed to be governed;

(c)	that each of the Agreements constitutes legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their respective terms under all applicable laws;

(d)	that (i) all corporate and other action required to be taken by the Company to authorise the issuance of Securities has been, or will be, duly and validly taken, (ii) each time Securities have been, or will be issued, offered, sold, delivered such Security has been, or will have been, duly accepted and paid by the subscribers thereof in accordance with any applicable law (including, without limitation, the laws of the Netherlands), and (iii) upon issue of each Ordinary Share at least a consideration (in cash or in kind) has been paid to the Company equal to the nominal amount thereof and any premium agreed upon;

(e)	that (i) each of the Ordinary Shares that has been, or will be, issued, offered, sold, or delivered under an equity incentive plan applicable to the Company (a “Plan”) has been, or will be duly accepted and paid by the subscribers thereof who are persons legally entitled to purchase such Ordinary Shares as contemplated and in accordance with any applicable law (including, without limitation, the laws of the Netherlands) and the relevant Plan, and (ii) upon issue of an Ordinary Share under a Plan at least a consideration (in cash or in kind) has been paid to the Company with a value equal to the nominal amount of such Ordinary Share and any premium agreed upon in accordance with the applicable Plan and the laws of the Netherlands;

(f)	that each time Ordinary Shares will be issued, the Company’s authorised capital (maatschappelijk kapitaal) allows for such issuance;

(g)	that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required in respect of the execution or performance of each of the Agreements have been or will be duly obtained or made, as the case may be;

(h)	that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Trade Register with respect to the Company; and

(i)	that in the event that the Securities have been or will be offered in the Netherlands this will be done only in accordance with the Financial Supervision Act.

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(5)	This opinion is limited to matters of the laws of the Netherlands in effect on the date of this opinion.

(6)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, we are as at the date hereof of the following opinion:

(a)	the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited company (naamloze vennootschap);

(b)	if (i) all corporate and other action required to be taken by the Company to authorise the execution of the Applicable Indenture (including the form included as Exhibit 4.5 to the Registration Statement) by it or on its behalf, and (ii) the Applicable Indenture has been executed by either the managing board of the Company as a whole, one or more duly authorised directors of the managing board of the Company or a duly authorised proxy holder, the Applicable Indenture (including the form included as Exhibit 4.5 to the Registration Statement) will be duly executed on behalf of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture, and all corporate and other action required to be taken by the Company to (i) establish the specific terms of a particular series of Debt Securities and (ii) authorise the execution of the Debt Securities by it or on its behalf and the performance of its obligations thereunder have been duly taken, the Company will have the corporate power and authority to execute and perform its obligations under the Applicable Indenture (including the form included as Exhibit 4.5 to the Registration Statement) and the Debt Securities;

(c)	if all corporate and other action required to be taken by the Company to issue Ordinary Shares have been duly taken, and upon payment of a consideration (in cash or in kind) to the Company on such Ordinary Shares with a value equal to the nominal amount thereof and any premium agreed upon, the Ordinary Shares will be duly authorised, validly issued, fully paid and non-assessable;

(d)	if (i) all corporate and other action required to be taken by the Company to grant Warrants has been duly taken, (ii) such Warrants have been exercised in the manner required and (iii) upon payment of the exercise price to the Company, the Warrant Shares will be duly authorised, validly issued, fully paid and non-assessable, provided that the exercise price is higher than the nominal value of the Warrant Shares so to be issued;

(e)

if (i) all corporate and other action required to be taken by the Company to authorise the execution of the Guarantee Agreement by it or on its behalf, and (ii) the Guarantee Agreement has been executed by either the managing board of the Company as a whole, one or more duly authorised directors of the managing

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board of the Company or a duly authorised proxy holder, the Guarantee Agreement will have been duly executed on behalf of the Company, and when the specific terms of a particular Guarantees have been duly established in accordance with the terms of the Guarantee Agreement, and all corporate and other action required to be taken by the Company to (a) establish the specific terms of a particular series of Guarantees and (b) authorise the execution of the Guarantees by it or on its behalf and the performance of its obligations thereunder have been duly taken, the Company will have the corporate power and authority to execute and perform its obligations under the Guarantee Agreement and the Guarantees; and

(f)	if all corporate and other action required to be taken by the Company to duly and validly issue Unit Shares has been duly and validly taken which authorisation will have to determine the contribution to be made (in cash or in kind) to the Company on such Unit Share with a value equal to the nominal amount thereof and any premium agreed upon as part of the consideration due for the Unit, and upon payment of such consideration (in cash or in kind) to the Company, the Unit Shares will be duly authorised, validly issued, fully paid and non-assessable.

(7)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Company or any other party (express or implied) under or by virtue of the Registration Statement and the Prospectus save in so far as the matters represented are the subject matter of specific opinions set forth above;

(b)	the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance, as well as by any sanctions or measures under the Sanctions Act 1977 (Sanctiewet 1977) or by EU or other international sanctions;

(c)	the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands may be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening);

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(d)	no opinion is given as to whether any legal act (rechtshandeling) performed by the Company in entering into any of the Agreements or exercising its rights or performing its obligations thereunder is not or would not be contrary to the corporate interest of the Company for purposes of section 2:7 of the Civil Code in which case the relevant legal act of the Company might be held invalid and/or the obligations of the Company thereunder might be held unenforceable in whole or in part;

(e)	when applying the law of a jurisdiction expressed in an agreement to be the governing law of that agreement, the courts of the Netherlands (assuming they have jurisdiction over the matter):

•	will apply overriding mandatory provisions of the laws of the Netherlands irrespective of the law otherwise applicable to the relevant agreement;

•	may give effect to the overriding mandatory provisions of the law of the jurisdiction where the obligations arising out of the agreement have to be or have been performed, in so far as those overriding mandatory provisions render performance of the agreement – in accordance with the law otherwise applicable to it – unlawful;

•	may refuse to apply the law of another jurisdiction if such application is manifestly incompatible with the public policy of the Netherlands; and

•	if all the elements relevant to the situation at the time of the choice of law are located in another country, may apply provisions of the law of that other country and, if that country is an EU member state, provisions of EU law, in so far as those provisions cannot be derogated from by agreement;

(f)	under the laws of the Netherlands a power of attorney will no longer be valid or enforceable as a matter of law upon the grantor of the power of attorney being declared bankrupt (failliet verklaard) or being granted suspension of payments (surseance van betaling verleend); insofar as certain provisions of the Agreements expressly or implicitly provide for or constitute powers of attorney, the validity of the same is similarly qualified;

(g)	the concept of “delivery of documents” as known in common law jurisdictions is not known as such under the laws of the Netherlands; and

(h)	the term “non-assessable” as used in this opinion means that a holder of a Security will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors.

(8)	This opinion and any issue arising under this opinion will be governed by the laws of the Netherlands.

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(9)	We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours faithfully,

Stibbe N.V.

/s/ Paul Quist	/s/ Fons Leijten

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